ACQUISITION AGREEMENT

Agreement dated as of June 15, 2000 between Multinet International Corporation, Inc., a Nevada corporation ("Buyer") in behalf of its shareholders, and Nikky
D. Corporation, an Arizona corporation ("Seller")on behalf of its shareholders.

The parties wish to provide for Sellers' sale of the Shares to Buyer and Buyer's purchase of the Shares from the Seller on the terms and conditions of this Agreement.

The parties agree as follows:

1.  The Acquisition.

1.1  	Purchase and Sale Subject to the terms and conditions of this Agreement, at the closing to be held as provided in Section 2, Seller shall exchange the Shares to Buyer, and Buyer shall exchange the Shares from Seller, free and clear of all Encumbrances.

1.2	   Purchase Price.  Purchaser will exchange 2,000,000 shares of its common stock for each share representing all of the issued and outstanding original capital stock of ownership interest of Nikky D. Corporation. It is anticipated that this transaction is a non-taxable share exchange under Rule 368 of the Internal Revenue Code.

2.  The Closing.

2.1	Place and Time.  The closing of the Exchange of the Shares (the "Closing")
shall take place at the offices of Mulitnet International, Inc. 8100 West Sahara Avenue, Suite 200, 2nd Floor, Las Vegas, NV 98117 no later than the close of business (Las Vegas time) on 7/1/00, or at such other place, date and time as the parties may agree in writing.

2.1	 Deliveries by Seller.  At the Closing, Seller shall deliver the following to Buyer:

(a)	   Certificates  representing  the  Shares, duly for transfer to Buyer and accompanied by and applicable stock transfer tax stamps; Seller shall cause Multinet International, Inc. to change those certificates for and to deliver to Seller at the Closing, certificates representing the Shares registered in the names of Sellers (without any legend or other reference to any Encumbrance ).

(b)	The document contemplated by Section 3.

(c)	  All other documents, instruments and writings required by this Agreement to be delivered by Seller at the Closing and any other documents or records relating to Nikky D. Corporation, business reasonably requested by Buyer in connection with this Agreement.

2.2	Deliveries by Buyer.  At the Closing, Buyer shall deliver the following to the Seller:

(a)	The shares as contemplated by section 1.

(b)	The documents contemplated by section 4.

(c)	All  other  documents, instruments and writings required by this Agreement to be delivered by Buyer at the Closing.

(d)	A legal opinion certifying the Buyer representatives and warranties.

3.	Conditions to Buyer's Obligations

The obligations of Buyer to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which nay be waived by Buyer:

3.1	Representations, Warranties and Agreements.

(a)  	The representations and warranties of Seller set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Seller shall have performed and compiled in all material respects with the agreements contained in this Agreement required to be performed and compiled with by it at or prior to the Closing and (c) Buyer
shall  have  received  certificates  to  that  effect  signed  by   authorized
representatives of Seller.

3.2    	Officers of Directors.  All directors of Nikky D. Corporation, and its
Subsidiaries Officer and Directors shall remain the same and report to Multinet Board of Directors every sixty days.

4.	Conditions to Seller's Obligations.

     The obligations of Seller to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Seller:

4.1	Representations, Warranties and Agreements

(a) The representations and warranties of Buyer set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Buyer shall have performed and compiled in all material respects with the agreements contained in this Agreement required to be performed and compiled with by it prior to or at the Closing and (c) Seller shall have received a certificate to that effect signed by an officer of Buyer.

5.  Representations and Warranties of Seller

     Seller represents and warrants to Buyer that, to the Knowledge of Seller (which limitation shall not apply to Section 5.3), and except as set forth in the Disclosure Letter:

5.1     	Organization of Seller.  Authorization.  Seller is a corporation duly organized,  validly  existing  and  in good standing under the laws of Arizona with full corporate power and authority  to execute and deliver this Agreement
and  to  perform  its  obligations hereunder.   The  execution,  delivery  and
performance  of  this  Agreement  have  been  duly authorized by all necessary corporate action of Seller and this Agreement  constitutes a valid and binding obligation  of  Seller,  enforceable  against it in accordance with its terms.

5.2     	Conflict  as  to Seller.  Neither the execution and delivery  of this
Agreement nor the performance of Buyer's obligations hereunder will (a) violate any provision of the certificate  of incorporation or by-laws of Seller or (b)
violate any statute or law or any  judgment, decree, order, regulation or rule of  any  court  or  other  Governmental  Body  applicable  to  Seller.

5.3     	Ownership  of  Share.   The exchange of certificates to Buyer and the
exchange to Seller will result in  Buyer's immediate acquisition of record and beneficial ownership, Nikky D. Corporation, free and clear of all Encumbrances.
There are no outstanding options,  rights,  conversion  rights,  agreements or commitments of any kind relating to the  issuance,  sale  or  transfer  of any
Equity Securities or other securities of Nikky D. Corporation.

5.4     	Title  to  Properties.   Either  Nikky  D.  Corporation or one of its
Subsidiaries owns all the material properties and assets  that they purport to own (real, personal and mixed, tangible and intangible ),  including,  without limitation, all  the  material  properties and assets reflected in the Balance sheet ( except  for  property  sold  since the date ofthe Balance sheet in the ordinary course of business or leased under  capitalized  leases), and all the material properties and assets purchased or otherwise  acquired  by  Nikky  D.
Corporation, or any of its Subsidiaries  since  the  date of the Balance Sheet.

5.5     	Buildings,  Plants  and Equipment.  The buildings, plants, structures and material items of equipment and other personal property owned or leased by
Nikky D. Corporation or its Subsidiaries  are, in all respects material to the
Business or financial condition of Nikky D. Corporation, and its Subsidiaries, taken as a whole, in food operating condition and  repair  (ordinary  wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.


5.6     	Absence  of  Certain  Changes.   Since the date of the Balance Sheet,
neither Nikky D. Corporation, nor any of its Subsidiaries has:

(a)     	Suffered the damage or destruction of any of its properties or assets
(whether  or  not  covered  by  insurance)  which is materially adverse to the business or financial condition of Nikky D. Corporation, and its Subsidiaries, taken as a whole, or made any  disposition  of  any of its material properties or assets other than in the ordinary course of business;

(b)	Made any change or amendment in its certificate of incorporation or by-laws or other governing instruments;

(c)     	Issued  or  sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or  otherwise  changed  any  such  Equity  Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

(d) 	Paid, discharged or satisfied any material claim, liability or obligation
(absolute, accrued, contingent or otherwise), other that in the ordinary course of business;

(e)	Prepaid any material obligation having a maturity of more that 90 day from the date such obligation was issued or incurred;

(f)     	Cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

5.7     	No  Material  Adverse  Change.   Since the date of the Valance Sheet,
there has not been any material adverse  change  in  the business or financial condition of Nikky D. Corporation and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States.


5.8     	Broker  or  Finders.  Seller has not employed any broker or finder or incurred any liability for  any  brokerage  or finder's fees or commissions or similar  payments in connection with the exchange  of  the  Shares  to  Buyer.


5.9     	Transactions with Directors  and Officers.   Nikky D. Corporation and
its Subsidiaries do not engage in business with any Person (other than Seller)
in which any of Nikky D. Corporation,  directors  or  officers  has a material equity interest.  No director or officer of Nikky  D.  Corporation,  owns  any property, asset or  tights  which  is  material  to  the  business of Nikky D.
Corporation and its Subsidiaries, taken as a whole.

6.	Representations and Warranties of Buyer.

Buyer represents and warrants to Seller as follows:

6.1     	Organization  of  Buyer.   Authorization. Buyer is a corporation duly
organized, validly existing and in good  standing  under  the  laws of Nevada, with full power and authority to execute and deliver  this  Agreement  and  to perform its obligations hereunder.  The execution, delivery and performance of this Agreement have been duly authorized by all  necessary corporate action of
Buyer and this Agreement constitutes a valid and  binding obligation of Buyer, enforceable against it in accordance with its terms.


6.2     	Broker  or  Finders.   Buyer has not employed any broker or finder or
incurred any liability for any brokerage  or  finders  fees  or commissions or similar payments in connection  with  any  of  the  transactions  contemplated hereby.


6.3     	Acquisition of Shares.  Buyer  is  exchanging  shares with the Seller solely for the purpose of the Acquisition  of Nikky D. Corporation,  therefore to comply with all and any applicable securities law.


6.4     	Conflict  as  to  Buyer.   Neither the execution and delivery of this
Agreement  nor the performance of Buyer's  obligations  hereunder  will  ( a )
violate any  provision of the certificate of incorporation or by-laws of Buyer or (b) violate any statute  or  law or any judgment, decree, order, regulation or  rule  of  any  court or other  Governmental  Body  applicable  to  Buyer.

6.5      	Buyer is a proposed publicly traded company, which will trade on the
OTC:  BB,  Buyer  will  properly filed all documentation with the SEC and will file all proper papers on the  completion of this acquisition with the NASD or other  applicable  bodies  necessary  to  become  and remain a publicly traded company.


6.6 	There are no pending or threatened legal or regulatory claims, demands or liabilities of any kind or nature against buyers of its assets.


6.7  	Buyer has filed all federal, state and local income or other tax returns as required by law; and has paid all taxes, which are due, and has no tax delinquencies of any kind.


6.8     	There are currently 2,431,000 shares issued and outstanding in Buyer.
The  shares, when issued were properly distributed under applicable securities laws, and  Buyer  has  taken  no  action  to cause said stock to lose its free
trading  status.    There  are  no  warrants,  option  agreements  or  pending subscription  agreements  whereby  Buyer  is obligated to issue any additional stock to any person.


6.9  	Upon closing, Buyer by virtue of their stock ownership, and there are no shareholder rights or agreements, or other legal impediments to the transfer of management control of Buyers.

7.	Access and Reporting; Filings with Governmental Authorities.

7.1	Access.  Between the date of this Agreement and Closing date, Seller shall, and  shall  cause  Nikky D. Corporation, to, (a) give Buyer and its authorized representatives reasonable access to all plants, offices, warehouses and other facilities and  properties  of Nikky D. Corporation, ad it Subsidiaries and to
the books and record of Nikky D. Corporation, and its Subsidiaries, (b) permit
Buyer to make inspections thereof, and (c) cause its officers and its advisors to furnish Buyer with such financial  and operating data and other information with respect to the business and properties  of  Nikky D. Corporation, and its
Subsidiaries and to discuss with Buyer and its authorized  representatives the affairs of Nikky D. Corporation.  Nikky D. Corporation  and  its  Subsidiaries
all as Buyer may from time to time reasonably requests.


7.2      	Exclusivity.  From the date hereof until the earliest of the Closing or the termination of this Agreement, Seller shall not solicit or negotiate or enter  into  any  agreement  with  any  other  Person  with  respect  to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business)
sale of assets by, Nikky D. Corporation, except for  the  acquisition  of  the
Shares by Buyer.


7.3     	Publicity.  Between the date of this Agreement and the Closing Date.
Seller  and  Buyer  shall  cause  Mulitnet International Corporation, Inc. to, discuss and coordinate with respect to any public filing or announcement or any internal  or  private  announcement  ( including  any  general announcement to employees) concerning the contemplated transaction.


7.4     	Confidentiality.    Prior  to the Closing Date (or at any time if the
Closing does not occur) Buyer shall  keep confidential and not disclose to any
Person (other than its employees, attorneys,  accountants  and advisors) or to use  ( except  in connection with the transactions contemplated  hereby )  all nonpublic information  obtained  by  Buyer pursuant to Section 7.1.  Following the Closing, Seller shall keep confidential  and  not  disclose  to any Person
(other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting  proceeds  relating to
Taxes) any nonpublic information relating to Multinet International corporation,
Inc. and its Subsidiaries.  This Section 7.2 shall not be violated by disclosure pursuant to court order or as  otherwise  required  by  law, on condition that notice of the requirement for such disclosure is given is given the other party prior to making any disclosure  and  the  party  subject  to  such requirement cooperates as the other may reasonably request in resisting it.  If the Closing does not occur, Buyer shall return to Seller,  or destroy, all  information it shall  have  received  from  Seller of Nikky D. Corporation in connection with this Agreement and the transactions  contemplated  hereby  together  with  any copies  or  summaries thereof or extracts thereof.  Seller and Buyer shall use their best efforts  to  cause  their  respective  representatives,  employees, attorneys, accountants and advisors to whom information is disclosed  pursuant to Sections 7.1 and 7.2 to comply with the provisions  of  this  Section  7.3.

8.	Conduct of Nikky D. Corporation, Business Prior to the Closing.

8.1	Operation in Ordinary  Course.  Between the date of this Agreement and the
Closing date, Seller shall cause Nikky D. Corporation, and its subsidiaries to conduct their businesses in all material respects in the ordinary course.

8.2	Business Organization.  Between the date of this Agreement and the Closing
Date, Seller shall use its reasonable efforts, and shall cause Nikky D. Corporation, and each of its Subsidiaries to use its respective reasonable efforts to ( a ) preserve substantially intact the business organization of Nikky D. Corporation, and each of its Subsidiaries and keep available the services of the present officers and employees of Nikky D. Corporation, and each of its Subsidiaries and (b) preserve in all material respects the present business relationships and good will of Nikky D. Corporation and each of its Subsidiaries.

8.3	Corporate Organization.  Between the date of this Agreement and the Closing
Date, neither Buyer or Seller  shall  not cause or permit any amendment of the certificate of incorporation of by-laws (or other governing instrument) of Nikky
D. Corporation, or any of its subsidiaries and shall cause Nikky D. Corporation and each of its subsidiaries not to:

(a)	issue, sell  or  otherwise  dispose  of  any  of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities.

(b)	Sell or otherwise dispose of any Equity Securities of Nikky D. Corporation or any of its subsidiaries, or create or suffer to be created any Encumbrances thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of Nikky D. Corporation, or any of its subsidiaries;

(c) 	Reclassify,  split-up  or  otherwise change any of its Equity Securities;

(d) 	Be  party  to  any  merger,  consolidation or other business combination;

(e) 	Sell,  lease,  license  or  otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights ), in an amount which is material to the business or financial condition of Nikky D.
Corporation,  and   its  subsidiaries taken as a whole, except in the ordinary course of business.

9.	Survival of Representations and Warranties; Indemnification.

9.1	Survival.  No representation or warranty contained in this Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing except for those contained in Sections 5.1, 5.2, 5.3 (only as to Seller), 5.10, 6.1, 6.2, 6.3, 6.4 (the Surviving Representations and Warranties).

9.2	Indemnification by Seller.  Seller shall indemnify and hold harmless Buyer and shall reimburse Buyer for, any loss, liability, damage or expense (including reasonable attorneys fees) (collectively "Damages") arising from or in connection with (a) any inaccuracy in any of the Surviving Representations and Warranties of Seller in this Agreement or (b) any failure by Seller to perform or comply with any agreement in this Agreement.

9.3	Indemnification by Buyer.  Buyer shall indemnify and hold Seller, and shall reimburse Seller for, any Damages  arising  from or in connection with (a) any inaccuracy in any of the Surviving  Representations and Warranties of Buyer in
this Agreement (b) any failure to perform or comply with any agreement required to have been performed or compiled with prior to Closing Date.

10.	Termination.

 Termination. This Agreement may be terminated before the Closing occurs only as follows:

( a )        	By  written  agreement  of  Seller  and  Buyer  at  any  time.

(b)	By Seller, by notice to Buyer at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may  be  deferred  pursuant  to  Section  2.1 )  would  otherwise  occur or if satisfaction of such a condition is or becomes impossible.

(c)	By Buyer, by notice to Seller at any time, if one or more of the conditions specified  in  Section 3 is not satisfied at the time of Closing (as it may be deferred pursuant to Section 2.1). would otherwise occur of if satisfaction of such a condition is or becomes impossible.

(d)    	By  Buyer or Seller, by notice to the other at any time after 6-15-00.

11.	Effect of Termination

If this Agreement is terminated pursuant to Section 10(a), this Agreement shall terminate without any liability or further obligation of any party to another.

12.	Notices.

     All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when
(a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth blow (or to such addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties).

(a)	If to Buyer:

Multinet International Corporation, Inc.
8100 West Sahara Ave Suite 200
Las Vegas, NV 89117
Phone #702-966-0600
Attention:

(b)	If to Seller:

Nikky D. Corporation


13.	Miscellaneous

13.1    	 Expenses.  Each  party  shall  bear its own expenses incident to the preparation  negotiation execution and delivery  of  this  Agreement  and  the performance of its obligations hereunder.

13.2     	Captions.   The  captions  in  this Agreement are for convenience of
reference only and shall not be given any effect in the interpretation of this agreement.

13.3	     No  Waiver.   The failure of a party to insist upon strict adherence
to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing

13.4     	Exclusive Agreement; Amendment.  This Agreement supersedes all prior agreements  among  the  parties  with  respect  to  its  subject matter and is intended (with the documents referred to herein) as a complete  and  exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated really.

13.5	Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which shall constitute the same instrument.

13.6     	Governing Law.   This  Agreement and (unless otherwise provided) all
amendments hereof and waivers and  consents hereunder shall be governed by the internal law of the State of Nevada,  without  regard  to the conflicts of law principles thereof.

13.7     	Binding Effect.  This Agreement shall inure to the benefit of and be binding  upon  the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other except that Buyer may assign its rights (but not its obligations)
under this Agreement  to  its  wholly-owned  Subsidiary without the consent of
Seller, provided that, after the Closing, no consent of Seller shall be needed in connection with any merger or consolidation  of  Buyer with or into another entity.



Multinet International Corporation, Inc.
By:/s/
Sherri Kresser

Nikky D. Corporation
By:/s/
Jose F. Garcia